Exhibit 99.9

                                 AMENDMENT NO. 1

                             Dated January 25, 2008

                                       TO

                               QUEPASA CORPORATION

                          Common Stock Purchase Warrant
                                   (Series 1)

Warrant No. MATT No.1                           1,000,000 Shares of Common Stock


Issued as of October 17, 2006


          This AMENDMENT NO. 1 (this "Amendment") TO QUEPASA CORPORATION COMMON STOCK PURCHASE WARRANT (SERIES 1), FOR 1,000,000 SHARES OF COMMON STOCK, WARRANT NO. MATT NO.1 (the "Warrant"), is made this 25th day of January 2008 by QUEPASA CORPORATION, a Nevada corporation (the "Company") and MEXICANS & AMERICANS TRADING TOGETHER, INC. (the "Holder") pursuant to Section 13 of the Warrant. Certain capitalized terms used in this Amendment and not otherwise defined have the meaning ascribed to them in the Warrant.

          WHEREAS, the Company and Holder have entered into that certain Note Purchase Agreement dated as of January 25, 2008, pursuant to which, among other things, Holder will provide debt financing to the Company;

          WHEREAS, it is a condition to Holder's obligations under the Note Purchase Agreement that the Company execute and deliver this Amendment;

          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     Section 1. Amendment of Section 1. Exercise Price. Section 1 of the Warrant is amended and restated in its entirety as follows:

     The Exercise Price for any shares of Common Stock purchased upon exercise of this Warrant shall be $2.75 per share, subject to adjustment as provided herein.

     Section 2. Amendment of Section 2. Exercise of Warrant. Section 2 of the Warrant is amended by adding the following at the end thereof:

     Notwithstanding anything contained herein to the contrary, Holder may pay the Exercise Price, in whole or in part, through the surrender of all or a portion of any promissory note due to the Holder from the Company.

     Section 3. Deletion of Section 8.2. Section 8.2 of the Warrant is deleted in its entirety.

     Section 4. Effect of Amendment. On and after the date hereof, each reference in the Warrant to "this Warrant", "hereof", "hereunder" or words of like import referring to the Warrant shall mean and be a reference to the Warrant as amended by this Amendment. The Warrant, as amended by this Amendment, shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     Section 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Nevada regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


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                                      -2-

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.



                                    QUEPASA CORPORATION
                                    7550 E. Redfield Road, Suite A
                                    Scottsdale, AZ 85260
                                    Fax:
                                    Attn:


                                    By:
                                            ------------------------------------
                                    Name:
                                    Title:





                                    MEXICANS & AMERICANS TRADING TOGETHER, INC.
                                    7550 IH 10 West, Suite 630
                                    San Antonio, TX 78229
                                    Fax:
                                    Attn:


                                    By:
                                         ---------------------------------------
                                    Name:
                                    Title:





                  Signature Page to Amendment to Warrant No. 1